Exhibit 99

500 West Main Street
P.O. Box 1438
Louisville, KY 40202 http://www.humana.com

news release For More Information Contact:

Regina Nethery

Humana Investor Relations

(502) 580-3644

E-mail: Rnethery@humana.com

Tom Noland

Humana Corporate Communications

(502) 580-3674

E-mail: Tnoland@humana.com

John deLorimier

Concentra Corporate Communications

(972) 725-6447

E-mail: john_delorimier@concentra.com

Humana Announces Intent to Acquire Concentra

LOUISVILLE, KY – November 22, 2010 – Humana Inc. (NYSE: HUM) today announced it has signed a definitive agreement to purchase Concentra Inc., a privately held health care company based in Addison, Texas, for approximately $790 million in cash. Through its affiliated clinicians, Concentra delivers occupational medicine, urgent care, physical therapy and wellness services to workers and the general public from more than 300 medical centers in 42 states. Nearly 3 million Humana medical members live near a Concentra center. In addition to its medical center locations, Concentra serves employer customers by providing a broad range of health advisory services and operating more than 240 worksite medical facilities.

“Concentra brings solid experience across a number of fronts that fit well with our consumer-focused strategy and will allow both organizations to provide a wide array of services to individuals needing access to convenient and affordable high-quality health care,” said Michael B. McCallister, Humana’s chairman of the board and chief executive officer. “We are excited about the opportunity to acquire a strong stand-alone business that reinforces our core businesses while providing both revenue diversification and opportunities for strategic expansion longer term.”

“This combination with Humana is an excellent opportunity to expand service to patients and employers, as well as enhance access to convenient medical care for patients in communities nationwide,” said James M. Greenwood, Concentra’s chief executive officer. “Concentra’s focus on evidence-based, cost-effective medical care and a service-driven culture parallels that of Humana and ultimately results in tremendous opportunity across the combined enterprise.”

Annual revenues for Concentra approximate $800 million. The transaction is subject to certain regulatory approvals and is anticipated to close in December 2010. Humana’s financial guidance for the years ending December 31, 2010 and December 31, 2011 exclude the impact of this pending transaction. Concentra is expected to be slightly accretive to Humana’s earnings for the year ending December 31, 2011.

***********

Cautionary Statement

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:

•

Recently enacted health insurance reform, including The Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010, could have a material adverse effect on Humana’s results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, increasing the company’s medical and administrative costs by, among other things, requiring a minimum benefit ratio, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible federal premium tax; financial position, including the company’s ability to maintain the value of its goodwill; and cash flows. In addition, if the new non-deductible federal premium tax is imposed as enacted, and if Humana is unable to adjust its business model to address this new tax, there can be no assurance that the non-deductible federal premium tax would not have a material adverse effect on the company’s results of operations, financial position, and cash flows.

•

If Humana does not design and price its products properly and competitively, if the premiums Humana charges are insufficient to cover the cost of health care services delivered to its members, or if its estimates of benefit expenses are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. These estimates, however, involve extensive judgment, and have considerable inherent variability that is extremely sensitive to payment patterns and medical cost trends.

•

If Humana fails to effectively implement its operational and strategic initiatives, including its Medicare initiatives, the company’s business may be materially adversely affected, which is of particular importance given the concentration of the company’s revenues in the Medicare business.

•

If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, or to protect Humana’s proprietary rights to its systems, the company’s business may be materially adversely affected.

•

Humana is involved in various legal actions, which, if resolved unfavorably to Humana, could result in substantial monetary damages. Increased litigation and negative publicity could increase the company’s cost of doing business.

•

Humana’s business activities are subject to substantial government regulation and related audits for compliance, including, among others, existing audits regarding Medicare risk adjustment data. New laws or regulations, or changes in existing laws or regulations or their manner of application, including the methodology that may be used by the government in implementing results of risk adjustment audits, could increase the company’s cost of doing business, affect its revenue recognition, and may adversely affect the company’s business, profitability and financial condition. In addition, as a government contractor, Humana is exposed to additional risks that may adversely affect the company’s business or the company’s willingness to participate in government health care programs.

•

On October 5, 2010, Humana was notified that the Department of Defense TRICARE Management Activity intends to negotiate with Humana for an extension of Humana’s administration of the TRICARE South Region contract, comprised of a one-year option period from April 1, 2011 through March 31, 2012. There can be no assurance, however, that the contract will be extended.

•	Any failure to manage administrative costs could hamper Humana’s profitability.

•	Any failure by Humana to manage acquisitions and other significant transactions successfully may have a material adverse effect on its results of operations, financial position, and cash flows.

•	If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.

•	Humana’s mail order pharmacy business is highly competitive and subjects it to regulations in addition to those the company faces with its core health benefits businesses.

•	Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.

•	If Humana does not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, Humana’s gross margins may decline.

•	Humana’s ability to obtain funds from its subsidiaries is restricted by state insurance regulations.

•	Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.

•	Changes in economic conditions could adversely affect Humana’s business and results of operations.

•	The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.

•	Given the current economic climate, Humana’s stock and the stock of other companies in the insurance industry may be increasingly subject to stock price and trading volume volatility.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

•	Form 10-K for the year ended December 31, 2009;

•	Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010;

•	Form 8-Ks filed during 2010.

About Humana

Humana Inc., headquartered in Louisville, Kentucky, is one of the nation’s largest publicly traded health and supplemental benefits companies, with approximately 10.1 million medical members and 7.0 million specialty members. Humana is a full-service benefits solutions company, offering a wide array of health, pharmacy and supplemental benefit plans for employer groups, government programs and individuals.

Over its 49-year history, Humana has consistently seized opportunities to meet changing customer needs. Today, the company is a leader in consumer engagement, providing guidance that leads to lower costs and a better health plan experience throughout its diversified customer portfolio.

More information regarding Humana is available to investors via the Investor Relations page of the company’s web site at www.humana.com, including copies of:

•	Annual reports to stockholders;

•	Securities and Exchange Commission filings;

•	Most recent investor conference presentations;

•	Quarterly earnings news releases;

•	Replays of most recent earnings release conference calls;

•	Calendar of events (including upcoming earnings conference call dates and times, as well as planned interaction with research analysts and institutional investors);

•	Corporate Governance information.

About Concentra

Concentra is a leading health care company focused on improving America’s health, one patient at a time. Through its affiliated clinicians, the company provides occupational medicine, urgent care, physical therapy, and wellness service from more than 300 medical centers in 42 states. In addition to these medical center locations, Concentra serves employers by providing a broad range of health advisory services and operating more than 240 worksite medical facilities. Through this complement of services, Concentra intends to raise the standard of health by putting individuals first, treating them with clinical excellence, and focusing on their ongoing wellness. www.Concentra.com

###

4